EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION TO ANNOUNCE FOURTH QUARTER AND FISCAL YEAR 2014 FINANCIAL RESULTS ON SEPTEMBER 8, 2014

PASADENA, CA – August 26, 2014– General Finance Corporation (NASDAQ: GFN), the parent company of businesses in the mobile storage, liquid containment and modular space industries (the “Company”), will announce its financial results for the fourth quarter and fiscal year ended June 30, 2014 before the U.S. market opens on Monday, September 8, 2014.

Management will host a conference call the same day at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 92087594. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through September 22, 2014 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 92087594.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is the parent company of businesses in the mobile storage, liquid containment and modular space (“portable services”) industries. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s principal leasing operations are in the Asia-Pacific regions of Australia and New Zealand, consisting of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions, and in North America, consisting of wholly-owned Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), prominent regional providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns 90% of Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers in North America. Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
310-622-8223